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                                  EXHIBIT 23



                      CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Back Bay Restaurant Group, Inc. on Form S-8 (File Nos. 33-68574 and 33-68576) and Form S-3 (File No. 33-76424) of our report dated February 17, 1997, on our audits of the consolidated financial statements of Back Bay Restaurant Group, Inc as of December 31, 1995 and December 29, 1996, and for each of the three years in the period ended December 29, 1996, which report is included in this Annual Report on Form 10-K.



/s/ Coopers & Lybrand L.L.P.

Boston, Massachusetts
March 21, 1997